For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports First Quarter 2013 Results

Billings, MT - April 22, 2013 - First Interstate BancSystem, Inc. reports first quarter 2013 net income available to common shareholders of $20.0 million, or $0.46 per diluted share, as compared to $16.1 million, or $0.37 per diluted share, for fourth quarter 2012, and $11.4 million, or $0.26 per diluted share, for first quarter 2012.

Significant financial statement items for the first quarter of 2013 include:

•
Provisions for loan losses were $500 thousand for the three months ended March 31, 2013, compared to $8.0 million for the three months ended December 31, 2012 and $11.3 million for the three months ended March 31, 2012.

•	Non-performing assets declined to 1.79% of total assets as of March 31, 2013, compared to 1.85% of total assets as of December 31, 2012 and 3.12% of total assets as of March 31, 2012.

RESULTS SUMMARY

“We had a solid first quarter driven by continued strength in residential mortgage lending, growth in wealth management revenues and a stable net interest margin,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We also continue to see steady improvement in our asset quality, with notable declines in criticized loans, non-performing assets and net charge-offs. The improvement in asset quality has significantly reduced our credit costs and enhanced our overall level of profitability," Garding continued.

NET INTEREST MARGIN

The Company's net interest margin ratio was 3.55% during first quarter 2013. The Company recorded recoveries of charged-off interest of $620 thousand during first quarter 2013 and $425 thousand during fourth quarter 2012. Exclusive of recoveries of charged-off interest, the Company's net interest margin ratio was 3.51% during first quarter 2013, as compared to 3.53% during fourth quarter 2012 and 3.72% during first quarter 2012. Declines in yields earned on the Company's loan and investment portfolios during first quarter 2013 were partially offset by increases in average outstanding loans and investment securities, reductions in the cost of interest bearing liabilities and, compared to fourth quarter 2012, lower average outstanding interest bearing deposits in banks. Also offsetting the impact of lower asset yields was an approximate 150 basis point decrease in the cost of the Company's junior subordinated debentures during first quarter 2013, as compared to fourth quarter 2012 and first quarter 2012, due to the contractual repricing of $46 million of junior subordinated debentures from fixed interest rates to variable rates priced from 2.40% to 2.75% over LIBOR.

NON-INTEREST INCOME

Non-interest income for first quarter 2013 was $28.8 million, as compared to $30.6 million for fourth quarter 2012 and $26.4 million for first quarter 2012. Fluctuations in non-interest income occurred primarily in income from the origination and sale of loans. Income from the origination and sale of loans was $10.7 million during first quarter 2013, as compared to $12.3 million during fourth quarter 2012 and $8.4 million during first quarter 2012. During first quarter 2013, the Company originated loans for purchased homes of approximately $105 million, the highest first quarter level in the Company's history and a 25% increase from first quarter 2012. "We are encouraged by the level of loan originations for purchased homes during first quarter," stated Mr. Garding. "Loans originated for purchased homes are not as sensitive to changes in market interest rates as loans to refinance existing mortgages and are reflective of improvement in housing markets and general economic conditions in the Company's market areas," Garding further noted.

Other service charges, commissions and fees decreased to $8.3 million during first quarter 2013, as compared to $8.8 million during fourth quarter 2012, primarily due to lower debit and credit card transaction volumes that typically occur during the first quarter of the year.

Wealth management revenues increased to $4.1 million during first quarter 2013, as compared to $3.7 million during fourth quarter 2012 and $3.3 million during first quarter 2012, due to the addition of new wealth management customers combined with increases in the market values of new and existing assets under trust management.

NON-INTEREST EXPENSE

Salaries and wages expense increased to $23.4 million during first quarter 2013, as compared to $23.3 million during fourth quarter 2012 and $21.6 million during first quarter 2012. The increase from the same period in the prior year was primarily due to higher incentive compensation accruals reflective of the Company's improved financial performance. Increases in incentive compensation accruals during first quarter 2013, as compared to fourth quarter 2012, were offset by a reduction in salaries expense due to a slight decrease in full-time equivalent employees.

Employee benefits expense increased to $8.2 million during first quarter 2013, as compared to $6.1 million during fourth quarter 2012, and decreased from $9.0 million during first quarter 2012. During fourth quarter 2012, the Company reversed $1.1 million of previously accrued group health insurance expense to reflect favorable claims experience in 2012. Also contributing to the increase in employee benefits expense during first quarter 2013, as compared to fourth quarter 2012, were increases in payroll taxes and stock-based compensation expense. Decreases in employee benefits expense during first quarter 2013, as compared to first quarter 2012, were primarily due to lower discretionary profit sharing accruals.

Variations in net OREO expense between periods were primarily due to fluctuations in write-downs of the estimated fair value of OREO properties, net gains and losses recorded on the sales of OREO properties and carrying costs and/or operating expenses of OREO properties. First quarter 2013 net OREO expense included $411 thousand of net operating expenses, $2.3 million of fair value write-downs and net gains of $820 thousand on the sale of OREO properties, as compared to $883 thousand of net operating expenses, $3.3 million of fair value write-downs and net gains of $273 thousand during fourth quarter 2012, and $453 thousand of net operating expenses, $578 thousand of fair value write-downs and net losses of $74 thousand during first quarter 2012.

Other expenses decreased during first quarter 2013, as compared to fourth quarter 2012, primarily due to lower advertising expense resulting from differences in the timing of advertising campaigns. Other expenses decreased during first quarter 2013, as compared to first quarter 2012, due to the first quarter 2012 accrual of $3.0 million of collection and settlement costs related to one borrower.

BALANCE SHEET

Total loans remained flat at $4,225 million as of March 31, 2013, compared to $4,224 million as of December 31, 2012 and increased slightly from $4,159 million as of March 31, 2012. All major loan categories decreased or remained flat compared to prior periods with the exception of residential real estate and consumer loans. Residential real estate loans increased to $758 million as of March 31, 2013, from $708 million as of December 31, 2012 and $563 million as of March 31, 2012, due to retention of certain residential loans with contractual terms of fifteen years or less.

Consumer loans grew to $636 million as of March 31, 2013, from $606 million as of March 31, 2012, and remained relatively stable as compared to $637 million as of December 31, 2012. Growth in consumer loans occurred in indirect loans, which increased to $444 million as of March 31, 2013, from $438 million as of December 31, 2012 and $407 million as of March 31, 2012 due to expansion of the Company's indirect lending program within its existing market areas and competitive pricing.

The most significant decreases in total loans as of March 31, 2013, as compared to December 31, 2012 and March 31, 2012, occurred in commercial real estate and real estate construction loans. Commercial real estate loans decreased $28 million, or 1.9%, to $1,469 million as of March 31, 2013, from $1,497 million as of December 31, 2012 and $64 million, or 4.2%, from $1,534 million as of March 31, 2012, primarily due to slow loan growth combined with the movement of lower quality loans out of the portfolio through charge-off, pay-off and foreclosure.

Real estate construction loans decreased to $331 million as of March 31, 2013, from $335 million as of December 31, 2012 and $388 million as of March 31, 2012. Decreases in real estate construction loans occurred primarily in land acquisition and development loans and were largely due to movement of lower quality loans out of the portfolio through charge-off or foreclosure. In recent quarters, real estate construction loans outstanding have begun to stabilize due to increased housing construction in the Company's market areas.

Total deposits decreased to $6,028 million as of March 31, 2013, from $6,240 million December 31, 2012, and increased from $5,911 million as of March 31, 2012. Management attributes the December 31, 2012 peak in total deposits to changes in consumer behavior due to economic and other uncertainties in existence at year end, including changes in tax laws expected to become effective in 2013. During first quarter 2013, there was a slight shift in the mix of deposits away from demand and time deposits to savings deposits.

The Company redeemed $50 million of its outstanding preferred stock on January 18, 2013 at an aggregate redemption price of $50.2 million, which represented par value plus unpaid and accrued dividends. The preferred stock was reclassified from stockholders' equity to a liability upon notice of the redemption to preferred stockholders in December 2012.

ASSET QUALITY

Non-performing loans decreased to $101 million as of March 31, 2013, from $110 million as of December 31, 2012 and $186 million as of March 31, 2012. Decreases in non-performing loans between periods were primarily due to the movement of non-accrual loans out of the loan portfolio through charge-off or foreclosure. During first quarter 2013, the Company charged-off loans of $6.0 million and transferred loans of $5.3 million to OREO, as compared to charge-offs of $10.3 million and transfers to OREO of $6.7 million during fourth quarter 2012, and charge-offs of $9.1 million and transfers to OREO of $14.0 million during first quarter 2012.

The provision for loan losses decreased to $500 thousand during first quarter 2013, as compared to $8.0 million during fourth quarter 2012 and $11.3 million during first quarter 2012. Decreases in the provision for loan losses during first quarter 2013, as compared to fourth quarter 2012 and first quarter 2012, are reflective of improvement in local and national economic trends, continued improvement in and stabilization of credit quality as evidenced by declining levels of non-performing and criticized loans and a high level of recoveries of previously charged-off loans. As of March 31, 2013, non-performing assets were at their lowest level since first quarter 2009 and total criticized assets were at their lowest level since second quarter 2009. In addition, during first quarter 2013, the Company recovered $2.9 million of previously charged-off loans.

Beginning in 2013, the Company no longer presents accruing loans modified in troubled debt restructurings as non-performing loans. While still considered impaired under applicable accounting guidance, these loans are performing as agreed under their modified terms and management expects performance to continue. Prior period balances and ratios have been adjusted to reflect this change.

First Quarter 2013 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss first quarter 2013 results at 11:00 a.m. Eastern Time (9:00 a.m. MT) on Tuesday, April 23, 2013. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6016 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MT) on April 23, 2013 through May 23, 2013 by dialing 1-877-344-7529 (using conference ID 10026939). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 76 banking office, including detached drive-up facilities, in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this press release: continuing or worsening economic conditions, adverse economic conditions affecting Montana, Wyoming and western South Dakota, credit losses, concentrations of real estate loans, commercial loan risk, adequacy of the allowance for loan losses, impairment of goodwill, changes in interest rates, access to low-cost funding sources, increases in deposit insurance premiums, repurchases of mortgage loans from or reimbursements to investors due to contractual or warranty breach, inability to grow business, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act, changes in or noncompliance with governmental regulations, effects of recent legislative and regulatory efforts to stabilize financial markets, dependence on the Company’s management team, ability to attract and retain qualified employees, failure of technology, reliance on external vendors, inability to meet liquidity requirements, lack of acquisition candidates, failure to manage growth, competition, inability to manage risks in turbulent and dynamic market conditions, ineffective internal operational controls, environmental remediation and other costs, litigation pertaining to fiduciary responsibilities, failure to effectively implement technology-driven products and services, capital required to support the Company’s bank subsidiary, soundness of other financial institutions, impact of proposed Basel III capital standards for U.S. banks, inability of our bank subsidiary to pay dividends, implementation of new lines of business or new product or service offerings, change in dividend policy, lack of public market for our Class A common stock, volatility of Class A common stock, voting control of Class B stockholders, decline in market price of Class A common stock, dilution as a result of future equity issuances, uninsured nature of any investment in Class A common stock, anti-takeover provisions, controlled company status and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FIRST INTERSTATE BANCSYSTEM, INC AND SUBSIDIARIES
Consolidated Financial Summary
(Unaudited, $ in thousand, except per share data)

	2013	2012
CONDENSED INCOME STATEMENTS	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Net interest income	$59,277	$60,973	$61,005	$61,174	$60,634
Net interest income on a fully-taxable equivalent ("FTE") basis	60,405	62,143	62,165	62,370	61,793
Provision for loan losses	500	8,000	9,500	12,000	11,250
Non-interest income:
Income from the origination and sale of loans	10,675	12,321	11,665	9,420	8,384
Other service charges, commissions and fees	8,256	8,774	8,774	8,254	8,424
Wealth management revenues	4,134	3,659	3,557	3,815	3,283
Service charges on deposit accounts	4,068	4,401	4,395	4,455	4,161
Investment securities gains, net	8	53	66	198	31
Other Income	1,678	1,427	1,725	1,520	2,099
Total non-interest income	28,819	30,635	30,182	27,662	26,382
Non-interest expense:
Salaries and wages	23,405	23,288	23,341	21,640	21,564
Employee benefits	8,175	6,113	7,447	6,819	8,966
Occupancy, net	4,026	3,968	3,793	4,037	3,988
Furniture and equipment	3,052	3,301	3,231	3,189	3,138
Outsourced technology services	2,157	2,199	2,182	2,179	2,266
Other real estate owned ("OREO") expense, net	1,896	3,877	2,612	1,806	1,105
Other expenses	13,974	15,086	14,458	17,629	16,413
Total non-interest expense	56,685	57,832	57,064	57,299	57,440
Income before taxes	30,911	25,776	24,623	19,537	18,326
Income taxes	10,867	8,931	8,468	6,527	6,112
Net income	20,044	16,845	16,155	13,010	12,214
Preferred stock dividends	—	731	863	853	853
Net income available to common shareholders	$20,044	$16,114	$15,292	$12,157	$11,361

PER COMMON SHARE DATA
Net income - basic	$0.46	$0.37	$0.36	$0.28	$0.26
Net income - diluted	0.46	0.37	0.35	0.28	0.26
Cash dividend paid	—	0.25	0.12	0.12	0.12
Book value at quarter end	17.69	17.35	17.29	17.03	16.88
Tangible book value at quarter end*	13.35	12.97	12.90	12.63	12.47

OUTSTANDING COMMON SHARES
At period-end	43,614,942	43,290,323	43,252,383	43,228,750	43,190,975
Weighted average shares - basic	43,140,409	43,032,697	42,989,564	42,966,926	42,873,769
Weighted-average shares - diluted	43,428,382	43,198,076	43,120,077	43,060,204	42,982,543

SELECTED ANNUALIZED RATIOS
Return on average assets	1.08%	0.88%	0.86%	0.71%	0.67%
Return on average common equity	10.68	8.55	8.22	6.69	6.32
Return on average tangible common equity*	14.23	11.45	11.07	9.04	8.59
Net FTE interest income to average earning assets	3.55	3.55	3.63	3.74	3.72

FIRST INTERSTATE BANCSYSTEM, INC AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2013		2012
BALANCE SHEET SUMMARIES	Mar 31		Dec 31	Sep 30	Jun 30	Mar 31
Assets:
Cash and cash equivalents	$498,543		$801,332	$611,335	$536,653	$622,924
Investment securities	2,221,595		2,203,481	2,166,727	2,080,909	2,113,506
Loans held for investment:
Commercial real estate	1,469,302		1,497,272	1,513,784	1,517,400	1,533,624
Construction real estate	330,886		334,529	340,074	351,654	388,402
Residential real estate	758,480		708,339	639,235	572,018	562,588
Agricultural real estate	172,522		177,244	175,395	171,087	171,685
Consumer	636,364		636,794	629,757	621,212	606,073
Commercial	688,844		688,753	672,100	720,010	708,397
Agricultural	111,411		113,627	135,467	138,115	128,599
Other	1,307		912	1,359	2,319	568
Mortgage loans held for sale	55,443		66,442	72,880	76,148	58,680
Total loans	4,224,559		4,223,912	4,180,051	4,169,963	4,158,616
Less allowance for loan losses	97,904		100,511	99,006	102,794	115,902
Net loans	4,126,655		4,123,401	4,081,045	4,067,169	4,042,714
Premises and equipment, net	185,237		187,565	188,851	187,367	185,230
Goodwill and intangible assets (excluding mortgage servicing rights)	189,281		189,637	189,994	190,351	190,708
Company owned life insurance	77,158		76,729	76,371	75,849	75,342
OREO, net	32,470		32,571	39,971	53,817	44,756
Mortgage servicing rights, net	13,006		12,653	12,334	11,985	11,833
Other assets	95,372		94,392	94,524	101,076	107,293
Total assets	$7,439,317		$7,721,761	$7,461,152	$7,305,176	$7,394,306

Liabilities and stockholders' equity:
Deposits:
Non-interest bearing	$1,406,892		$1,495,309	$1,443,773	$1,337,777	$1,284,823
Interest bearing	4,621,453		4,745,102	4,591,959	4,563,602	4,626,011
Total deposits	6,028,345		6,240,411	6,035,732	5,901,379	5,910,834
Securities sold under repurchase agreements	467,205		505,785	460,805	455,993	491,058
Accounts payable, accrued expenses and other liabilities	52,767		54,742	47,098	41,811	52,233
Long-term debt	37,150		37,160	37,170	37,181	37,191
Preferred stock pending redemption	—		50,000	—	—	—
Subordinated debentures held by subsidiary trusts	82,477		82,477	82,477	82,477	123,715
Total liabilities	6,667,944		6,970,575	6,663,282	6,518,841	6,615,031
Stockholders' equity:
Preferred stock	—		—	50,000	50,000	50,000
Common stock	274,929		271,335	270,553	269,698	268,411
Retained earnings	483,904		463,860	458,506	448,372	441,370
Accumulated other comprehensive income	12,540		15,991	18,811	18,265	19,494
Total stockholders' equity	771,373		751,186	797,870	786,335	779,275
Total liabilities and stockholders' equity	$7,439,317		$7,721,761	$7,461,152	$7,305,176	$7,394,306

CONSOLIDATED CAPITAL RATIOS
Total risk-based capital	15.91%	s	15.59%	16.52%	16.20%	16.89%
Tier 1 risk-based capital	14.07	s	13.60	14.53	14.22	14.90
Tier 1 common capital to total risk-weighted assets	12.41	s	11.94	11.81	11.51	11.35
Leverage Ratio	9.24	s	8.81	9.56	9.54	10.01
Tangible common stockholders' equity to tangible assets*	8.03		7.46	7.67	7.67	7.48

FIRST INTERSTATE BANCSYSTEM, INC AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2013	2012
ASSET QUALITY	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Allowance for loan losses	$97,904	$100,511	$99,006	$102,794	$115,902
As a percentage of period-end loans	2.32%	2.38%	2.37%	2.47%	2.79%

Net charge-offs during quarter	$3,107	$6,495	$13,288	$25,108	$7,929
Annualized as a percentage of average loans	0.30%	0.62%	1.26%	2.43%	0.76%

Non-performing assets:
Non-accrual loans	$98,594	$107,799	$122,931	$129,923	$180,910
Accruing loans past due 90 days or more	1,941	2,277	4,339	6,451	5,017
Total non-performing loans	100,535	110,076	127,270	136,374	185,927
OREO	32,470	32,571	39,971	53,817	44,756
Total non-performing assets	133,005	142,647	167,241	190,191	230,683
As a percentage of:
Total loans and OREO	3.12%	3.35%	3.96%	4.50%	5.49%
Total assets	1.79%	1.85%	2.24%	2.60%	3.12%

ASSET QUALITY TRENDS	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Accruing TDRs	Non-Performing Loans	Non-Performing Assets
Q1 2010	$11,900	$8,581	$106,349	$62,675	$7,660	$125,382	$169,362
Q2 2010	19,500	11,521	114,328	99,334	10,588	147,525	189,863
Q3 2010	18,000	12,092	120,236	47,966	26,630	175,378	210,674
Q4 2010	17,500	17,256	120,480	57,011	13,490	197,194	230,822
Q1 2011	15,000	11,034	124,446	68,021	33,344	216,534	248,529
Q2 2011	15,400	15,267	124,579	70,145	31,611	231,856	260,179
Q3 2011	14,000	18,276	120,303	62,165	35,616	226,962	252,042
Q4 2011	13,751	21,473	112,581	75,603	37,376	204,094	241,546
Q1 2012	11,250	7,929	115,902	58,531	36,838	185,927	230,683
Q2 2012	12,000	25,108	102,794	55,074	35,959	136,374	190,191
Q3 2012	9,500	13,288	99,006	48,277	35,428	127,270	167,241
Q4 2012	8,000	6,495	100,511	34,602	31,932	110,076	142,647
Q1 2013	500	3,107	97,904	41,924	35,787	100,535	133,005

CRITICIZED LOANS	Special Mention	Substandard	Doubtful	Total
Q1 2010	$312,441	$311,866	$64,113	$688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832
Q2 2012	220,509	243,916	81,473	545,898
Q3 2012	223,306	229,826	66,179	519,311
Q4 2012	209,933	215,188	42,459	467,580
Q1 2013	197,645	197,095	43,825	438,565

sPreliminary estimate - may be subject to change.
*See Non-GAAP Financial Measures included herein for a discussion regarding tangible book value per common share, return on average tangible common equity and tangible common stockholders' equity to tangible assets.

FIRST INTERSTATE BANCSYSTEM, INC AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,216,934	$55,913	5.38%	$4,197,665	$57,915	5.49%	$4,165,203	$58,374	5.64%
Investment securities (2)	2,204,458	9,980	1.84	2,156,668	10,471	1.93	2,143,438	11,604	2.18
Interest bearing deposits in banks	476,856	298	0.25	600,385	383	0.25	374,899	237	0.25
Federal funds sold	2,521	4	0.64	2,074	2	0.38	609	1	0.66
Total interest earnings assets	6,900,769	66,195	3.89	6,956,792	68,771	3.93	6,684,149	70,216	4.23
Non-earning assets	598,283			623,822			619,137
Total assets	$7,499,052			$7,580,614			$7,303,286
Interest bearing liabilities:
Demand deposits	$1,728,813	$473	0.11%	$1,705,963	$548	0.13%	$1,582,805	$646	0.16%
Savings deposits	1,550,146	653	0.17	1,528,788	741	0.19	1,449,239	1,015	0.28
Time deposits	1,365,232	3,229	0.96	1,404,913	3,562	1.01	1,540,789	4,601	1.20
Repurchase agreements	512,180	100	0.08	496,321	127	0.10	513,407	156	0.12
Other borrowed funds	7	—	—	20	—	—	35	—	—
Long-term debt	37,153	480	5.24	37,163	486	5.20	37,194	498	5.39
Preferred stock pending redemption	9,444	159	6.83	7,609	131	6.85	—	—	—
Subordinated debentures held by subsidiary trusts	82,477	696	3.42	82,477	1,033	4.98	123,715	1,507	4.90
Total interest bearing liabilities	5,285,452	5,790	0.44	5,263,254	6,628	0.50	5,247,184	8,423	0.65
Non-interest bearing deposits	1,398,850			1,475,600			1,232,874
Other non-interest bearing liabilities	53,810			49,855			50,071
Stockholders’ equity	760,940			791,905			773,157
Total liabilities and stockholders’ equity	$7,499,052			$7,580,614			$7,303,286
Net FTE interest income		60,405			62,143			61,793
Less FTE adjustments (2)		(1,128)			(1,170)			(1,159)
Net interest income from consolidated statements of income		$59,277			$60,973			$60,634
Interest rate spread			3.45%			3.43%			3.58%
Net FTE interest margin (3)			3.55%			3.55%			3.72%
Cost of funds, including non-interest bearing demand deposits (4)			0.35%			0.39%			0.52%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) tangible common stockholders' equity to tangible assets; (iii) tangible assets, (iv) tangible common stockholders' equity, and (v) return on average tangible common equity.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding. For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets. For purposes of computing return on average tangible common equity, average tangible common equity equals average common stockholders' equity less average goodwill and average other intangible assets (except mortgage servicing rights). Return on average tangible common equity is calculated by dividing net income available to common shareholders by average tangible common equity.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

	2013	2012
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Total stockholders’ equity (GAAP)	$771,373	$751,186	$797,870	$786,335	$779,275
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,281	189,637	189,994	190,351	190,708
Less preferred stock	—	—	50,000	50,000	50,000
Tangible common stockholders’ equity (Non-GAAP)	$582,092	$561,549	$557,876	$545,984	$538,567

Total assets (GAAP)	$7,439,317	$7,721,761	$7,461,152	$7,305,176	$7,394,306
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,281	189,637	189,994	190,351	190,708
Tangible assets (Non-GAAP)	$7,250,036	$7,532,124	$7,271,158	$7,114,825	$7,203,598

Quarterly averages:
Total stockholders' equity (GAAP)	$760,940	$791,905	$789,734	$781,339	$773,157
Less goodwill and other intangible assets (excluding mortgage servicing rights)	189,503	189,839	190,206	190,563	190,925
Less preferred stock	—	42,391	50,000	50,000	50,000
Average tangible common stockholder's equity (Non-GAAP)	$571,437	$559,675	$549,528	$540,776	$532,232

Common shares outstanding	43,614,942	43,290,323	43,252,383	43,228,750	43,190,975
Annualized net income for to available to common shareholders	$81,290	$64,106	$60,836	$48,895	$45,694

Book value per common share	$17.69	$17.35	$17.29	$17.03	$16.88
Tangible book value per common share	13.35	12.97	12.90	12.63	12.47
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.03%	7.46%	7.67%	7.67%	7.48%
Return on average tangible equity (Non-GAAP)	14.23	11.45	11.07	9.04	8.59

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com